Exhibit 99.1

PDS Biotech Completes Successful Meeting with FDA for Triple Combination of PDS0101, PDS0301 and a Commercial Immune Checkpoint Inhibitor

Received guidance on registrational path for combination in recurrent/metastatic, immune checkpoint inhibitor refractory head and neck cancer

FLORHAM PARK, N.J., Feb. 27, 2023  -- PDS Biotechnology Corporation (Nasdaq: PDSB), a clinical-stage immunotherapy company developing a growing pipeline of targeted immunotherapies for cancer and infectious disease, announced the successful completion of a Type B meeting with the U.S. Food and Drug Administration (FDA) for a combination therapy of PDS0101, PDS0301 and an FDA-approved immune checkpoint inhibitor (ICI) for the treatment of recurrent/metastatic human papilloma virus (HPV)-positive, ICI refractory head and neck cancer.  Head and neck cancers are the most common of all HPV-positive cancers and the number of cases is growing rapidly, according to the National Cancer Institute (NCI), one of the National Institutes of Health.  There remains a critical unmet medical need to develop new treatment options for patients who have failed treatment with ICIs.

In recent interactions with the FDA, PDS Biotech has confirmed the required contents of the study design for a potential registrational trial of the combination of PDS0101, PDS0301 and a commercial immune checkpoint inhibitor.  PDS0101, PDS Biotech’s lead candidate, is a Versamune® based investigational immunotherapy designed to stimulate a potent targeted T cell attack against HPV16-positive cancers. PDS0301 is a novel, proprietary investigational tumor-targeting fusion protein of Interleukin 12 (IL-12) that enhances the proliferation, potency and longevity of T cells in the tumor microenvironment, and is designed to overcome tumor immune suppression utilizing a different mechanism from checkpoint inhibitors. The combination of Versamune® and IL-12 is patented by PDS Biotech.  In a NCI-led clinical trial in advanced HPV-positive ICI refractory patients, the combination of PDS0101 and PDS0301 administered with an investigational bifunctional ICI resulted in a median overall survival of 21 months, which compares favorably to the historical median survival of 3-4 months.

“We are pleased with the guidance from the FDA on key elements of a study design to progress the development of our assets, PDS0101 and PDS0301, in combination with a commercial immune checkpoint inhibitor,” said Dr. Frank Bedu-Addo, Chief Executive Officer of PDS Biotech. “This concurrence to substitute an FDA-approved commercially available ICI for the investigational agent studied in the NCI trial simplifies the regulatory pathway for this triple combination.”

Dr. Bedu-Addo continued, “Versamune® based investigational immunotherapies in combination with PDS0301 represent a potentially transformative treatment approach for recurrent/metastatic, ICI refractory cancer patients with poor survival prognosis. We remain committed to addressing unmet needs in cancer with more effective immunotherapy.”

About PDS0101

PDS0101, PDS Biotech’s lead candidate, is a novel investigational human papilloma virus (HPV)-targeted immunotherapy that stimulates a potent targeted T cell attack against HPV-positive cancers. PDS0101 is given by a simple subcutaneous injection in combination with other immunotherapies and cancer treatments. Interim data suggests PDS0101 generates clinically effective immune responses, and the combination of PDS0101 with other treatments can demonstrate significant disease control by shrinking tumors, delaying disease progression and/or prolonging survival. The combination of PDS0101 with other treatments does not appear to compound the toxicity of other agents.

About PDS0301

PDS0301 is a novel investigational fusion protein of a tumor-targeting antibody and Interleukin 12 (IL-12) that enhances the proliferation, potency and longevity of T cells in the tumor microenvironment. Together with Versamune® based immunotherapies PDS0301 works synergistically to promote a targeted T cell attack against cancers. PDS0301 is given by a simple subcutaneous injection. Clinical data suggest the addition of PDS0301 to Versamune® based immunotherapies can demonstrate significant disease control by shrinking tumors and/or prolonging survival in recurrent/metastatic cancers with poor survival prognosis.

About PDS Biotechnology

PDS Biotech is a clinical-stage immunotherapy company developing a growing pipeline of targeted cancer and infectious disease immunotherapies based on our proprietary Versamune®, PDS0301, and Infectimune™ T cell-activating platforms. We believe our targeted Versamune® and PDS0301 based candidates have the potential to overcome the limitations of current immunotherapy approaches through the activation of the right type, quantity and potency of T cells.  To date, our lead Versamune® clinical candidate, PDS0101, has demonstrated the ability to reduce tumors and stabilize disease in combination with approved and investigational therapeutics in patients with a broad range of HPV16-associated cancers in multiple Phase 2 clinical trials. Our Infectimune™ based vaccines have also demonstrated the potential to induce not only robust and durable neutralizing antibody responses, but also powerful T cell responses, including long-lasting memory T cell responses in pre-clinical studies to date. To learn more, please visit www.pdsbiotech.com or follow us on Twitter at @PDSBiotech.

Forward Looking Statements

This communication contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning PDS Biotechnology Corporation (the “Company”) and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the Company’s management, as well as assumptions made by, and information currently available to, management. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” “forecast,” “guidance”, “outlook” and other similar expressions among others. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the Company’s ability to protect its intellectual property rights; the Company’s anticipated capital requirements, including the Company’s anticipated cash runway and the Company’s current expectations regarding its plans for future equity financings; the Company’s dependence on additional financing to fund its operations and complete the development and commercialization of its product candidates, and the risks that raising such additional capital may restrict the Company’s operations or require the Company to relinquish rights to the Company’s technologies or product candidates; the Company’s limited operating history in the Company’s current line of business, which makes it difficult to evaluate the Company’s prospects, the Company’s business plan or the likelihood of the Company’s successful implementation of such business plan; the timing for the Company or its partners to initiate the planned clinical trials for PDS0101, PDS0203 and other Versamune® and Infectimune™ based product candidates; the future success of such trials; the successful implementation of the Company’s research and development programs and collaborations, including any collaboration studies concerning PDS0101, PDS0203 and other Versamune® and Infectimune™ based product candidates and the Company’s interpretation of the results and findings of such programs and collaborations and whether such results are sufficient to support the future success of the Company’s product candidates; the success, timing and cost of the Company’s ongoing clinical trials and anticipated clinical trials for the Company’s current product candidates, including statements regarding the timing of initiation, pace of enrollment and completion of the trials (including the Company’s ability to fully fund its disclosed clinical trials, which assumes no material changes to our currently projected expenses), futility analyses, presentations at conferences and data reported in an abstract, and receipt of interim or preliminary results (including, without limitation, any preclinical results or data), which are not necessarily indicative of the final results of the Company’s ongoing clinical trials; any Company statements about its understanding of product candidates mechanisms of action and interpretation of preclinical and early clinical results from its clinical development programs and any collaboration studies; the success of the Company’s license agreements, including the potential for the clinical and nonclinical data available under the Company’s exclusive license agreement with Merck KGaA to aid in the development of the Versamune® platform; and other factors, including legislative, regulatory, political and economic developments not within the Company’s control, including unforeseen circumstances or other disruptions to normal business operations arising from or related to COVID-19. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Company’s annual and periodic reports filed with the SEC. The forward-looking statements are made only as of the date of this press release and, except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Versamune® is a registered trademark and Infectimune™ is a trademark of PDS Biotechnology.

Investor Contacts:
Deanne Randolph
PDS Biotech
Phone: +1 (908) 517-3613
Email: drandolph@pdsbiotech.com

Rich Cockrell
CG Capital
Phone: +1 (404) 736-3838
Email: pdsb@cg.capital

Media Contacts:
Tiberend Strategic Advisors, Inc.
Dave Schemelia
Phone: +1 (609) 468-9325
dschemelia@tiberend.com

Bill Borden
Phone: +1 (732) 910-1620
bborden@tiberend.com